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                                                                   EXHIBIT 10.21










                        EDWARDS LIFESCIENCES CORPORATION
                               SEVERANCE PAY PLAN
                            (Effective April 1, 2000)








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                        EDWARDS LIFESCIENCES CORPORATION
                               SEVERANCE PAY PLAN

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I    PURPOSE........................................................1
ARTICLE II    DEFINITIONS...................................................1
   Section 2.1.  Definitions................................................1
      (a) Company...........................................................1
      (b) Effective Date....................................................1
      (c) Eligible Employee.................................................1
      (d) Employer..........................................................2
      (e) Excluded Division or Facility.....................................2
      (f) 401k Earnings.....................................................2
      (g) Monthly Compensation..............................................2
      (h) Months of Service.................................................3
      (i) Plan..............................................................3
      (j) Plan Administrator................................................3
      (k) Plan Year.........................................................3
      (l) Severance Benefits................................................3
      (m) Severance Pay.....................................................3
      (n) Termination.......................................................3
   Section 2.2.  Gender and Number..........................................4
ARTICLE III    METHOD OF FUNDING............................................4
ARTICLE IV  PAYMENT OF SEVERANCE PAY AND BENEFITS...........................5
   Section 4.1.  Qualification for Severance Pay............................5
   Section 4.2.  Severance Pay for Eligible Employees.......................5
   Section 4.3.  Payment of Severance Pay...................................6
   Section 4.4.  Severance Benefits.........................................6
      (a) Vacation..........................................................6
      (b) Floating Holidays.................................................7
      (c) Bonuses and Variable Pay..........................................7
   Section 4.5.  Forfeiture of Severance Pay for Cause......................7
ARTICLE V    ADMINISTRATION OF PLAN.........................................7
   Section 5.1.  General....................................................7
   Section 5.2.  Regulations................................................7
   Section 5.3.  Claims Procedure...........................................7
ARTICLE VI    AMENDMENT OR TERMINATION OF PLAN..............................8
ARTICLE VII    MISCELLANEOUS................................................9
   Section 7.1.  Limitation on Rights.......................................9
   Section 7.2.  Headings...................................................9

   Section 7.3.  Severability...............................................9
   Section 7.4.  Governing Law..............................................9
   Section 7.5.  Successors and Assigns.....................................9
   Section 7.6.  Administration.............................................9
   EXHIBIT A...............................................................10


                                      iii
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                        EDWARDS LIFESCIENCES CORPORATION
                               SEVERANCE PAY PLAN


Edwards Lifesciences Corporation hereby adopts this Plan, to be known as the "Edwards Lifesciences Corporation Severance Pay Plan."


                                    ARTICLE I

                                     PURPOSE


The purpose of this Plan is to provide qualifying Eligible Employees with Severance Pay in accordance with the provisions set forth below. This Plan supersedes and replaces all previous severance or separation pay plans, policies, or arrangements maintained by any Employer, other than as set forth herein.


                                   ARTICLE II

                                   DEFINITIONS


SECTION 2.1. DEFINITIONS. When used in this Plan, the words and phrases below have the following meanings unless the context clearly otherwise requires:

          (a) "COMPANY" shall mean Edwards Lifesciences Corporation, or any successor or successors;

          (b)  "EFFECTIVE DATE" shall mean April 1, 2000;

          (c) "ELIGIBLE EMPLOYEE" shall mean any individual employed in a domestic facility who is either:

               (1)  a regular full-time employee of an Employer; or

               (2) a part-time employee of an Employer who is scheduled to work at least 20 hours per week for such Employer; but excluding:

                    (i) any employee who is not on the U.S. payroll of an Employer;

                    (ii) any employee covered by a collective bargaining
                         agreement (unless participation in the Plan is provided for in such collective bargaining agreement);

                    (iii) any leased or temporary employee;

                    (iv) any employee who refuses to accept another position
                         either within the Company or with a successor employer;

                    (v) any employee whose job is outsourced to an employer who is not a member of the controlled group; provided such employee is offered a position with such employer, regardless of the terms and conditions of such offer;

                    (vi) sunset employees (employee who are hired for a specific period of time); and

                    (vi) employees who fail to return from a leave of absence in a timely manner (including but not limited to those employees who are on medical or disability leave and fail to return to work in a timely manner after they have been determined to no longer be disabled).

          (d) "EMPLOYER" shall mean the Company (but only with respect to employees who are not employed by an Excluded Division or Facility), and each affiliated domestic corporation.

          (e) "EXCLUDED DIVISION OR FACILITY" shall mean the divisions and/or facilities of the Company to which the Plan does not apply and which are listed on Schedule A hereto. This Schedule A may be updated from time to time to reflect a listing of Excluded Divisions or Facilities or special adoption dates for previously Excluded Divisions or Facilities that become Employers.

          (f) "401k EARNINGS" shall mean eligible compensation as defined by the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan.

          (g) "MONTHLY COMPENSATION" shall mean the Eligible Employee's monthly base salary as in effect on the date that the individual's employment as an active employee ceases. For purposes of the preceding sentence, "monthly base compensation" shall mean:

               (1) in the case of a salaried Eligible Employee, such employee's monthly base salary;

               (2) in the case of an hourly Eligible Employee, such employee's hourly rate (plus any shift differential) multiplied by the number of regularly scheduled hours in a normal work week multiplied by 4.3;

               (3) in the case of a commissioned sales representative, the greater of:

                    (i) such employee's prior year's 401k Earnings, divided by 12; or

                    (ii) such employee's Year-to-Date 401k Earnings, annualized and divided by twelve; and

               (4)  in the case of a Perfusionist and Perfusion Service
                    Managers,

                    (i) such employee's year to date eligible earnings (salary and other regular pay, including manager pay and procedure based pay), annualized and divided by twelve.

                         Year-to-Date 401k Earnings shall be calculated no greater than 30 days prior to the employee's date of Termination.

          (h) "MONTHS OF SERVICE" shall mean the most recent period of consecutive, continuous employment ending on the Eligible Employee's Termination date during which the Eligible Employee is:

                    (i) entitled to payment by the Employer for the performance of duties;

                    (ii) entitled to payment by the Employer for a period of
                         time during which the Eligible Employee does not perform duties due to vacation, holiday, jury duty, a leave of absence of not more than six months for medical purposes or disability, or any other approved leave of absence; or

                    (iii) on an unpaid leave of absence approved by the
                          Employer, including a leave of absence for military duty.

               Only full months of employment are counted in determining Months of Service. Months will not be prorated. For purposes of the above, months of service with the Company's predecessor corporation, Baxter International Inc. and its eligible affiliates, shall be included in the determination if the Eligible Employee was an employee of the predecessor corporation on March 31, 2000 and transferred to the Employer pursuant to the spin-off of the Employer from the predecessor corporation.

          (i) "PLAN" shall mean the "Edwards Lifesciences Corporation Severance Pay Plan."

          (j) "PLAN ADMINISTRATOR" shall mean the Company or the Plan Administrative Committee of the Company, if the Company's board of directors has delegated to such Committee the authority to serve as Plan Administrator, who shall be responsible for the general administration of the Plan.

          (k)  "PLAN YEAR" shall mean calendar year.

          (l) "SEVERANCE BENEFITS" shall mean continued coverage under certain of the Employer's employee benefit plans and employment policies as set forth in Section 4.4 herein.

          (m)  "SEVERANCE PAY" shall mean the sums payable as set forth in
               Article IV herein.

          (n) "TERMINATION" for purposes of this Plan shall mean the dismissal of an Eligible Employee from active employment by an Employer following the Effective Date by reason of:

               (1) a decision by an Employer to eliminate such Eligible Employee's employment position; or

               (2) a decision by an Employer to reduce the size of the Employer's work force.

               Termination, for purposes of this Plan, shall not mean termination of employment with an Employer for any reason other than as set forth in (1) and (2) above, including, but not limited to:

                   (i) the Eligible Employee's voluntary termination of employment with the Employer, including termination due to retirement;

                   (ii) the Eligible Employee's termination of employment with the Employer upon the sale, assignment, transfer, conveyance or other disposition of the Employer's business and/or all or a part of its assets if the employee is offered employment by a purchaser or successor after the transaction is consummated;

                   (iii) the dismissal of the Eligible Employee by an Employer for any action which, in the sole judgment of the Employer, is for cause including, but not limited to, violation of the Employer's policies and procedures, an act of fraud or dishonesty affecting or involving the Employer, or breach of a material provision of such Employee's employment agreement or other similar agreement with the Employer;

                   (iv) the transfer of the Eligible Employee from employment by an Employer to comparable employment, as determined in the sole judgment of the Employer, by another Employer or a subsidiary or other affiliate thereof;

                   (v) the death of the Eligible Employee while an employee of an Employer;

                   (vi) layoff, meaning involuntary dismissal by an Employer for a period of time that the Employer, in its sole judgment, expects to be less than six-months in duration; or such other time period as set forth in an applicable recall policy not to exceed six months.

                   (vii) a decision by an Employer that an Eligible Employee
                         does not meet the performance requirements of his or her job assignment.

SECTION 2.2. GENDER AND NUMBER. The masculine gender whenever used herein shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.


                                   ARTICLE III

                                METHOD OF FUNDING


An Employer shall pay Severance Pay from current operating funds. No property of an Employer is or shall be, by reason of this Plan, held in trust for any employee of an Employer, nor shall any person have any interest in or any lien or prior claim upon any property of an Employer, by reason of the Plan, or an Employer's obligation to make payments hereunder.

                                   ARTICLE IV

                      PAYMENT OF SEVERANCE PAY AND BENEFITS


SECTION 4.1. QUALIFICATION FOR SEVERANCE PAY. An Eligible Employee for whom a Termination occurs shall qualify for Severance Pay as provided in Section 4.2.

SECTION 4.2.  SEVERANCE PAY FOR ELIGIBLE EMPLOYEES.

     (a) HOURLY, SALARIED NONEXEMPT EMPLOYEES OR EXEMPT EMPLOYEES WITH PAY GROUPING E OR BELOW (INCLUDING COMMISSIONED SALES REPRESENTATIVES). Severance Pay for a qualifying Eligible Employee who is an hourly, salaried nonexempt employee or exempt employee With Pay Grouping E or Below (including commissioned salespersons) as of the date the Eligible Employee's severance benefit is calculated shall be an amount equal to:

          (1)  Monthly Compensation multiplied by 1.0; plus

          (2)  2% of his or her Monthly Compensation multiplied by;

          (3) the number of full Months of Service which such Eligible Employee has completed as of the date of Termination.

     (b) EXEMPT EMPLOYEES PAY GROUPING F AND G. Severance Pay for a qualifying Eligible Employee who is an exempt employee Pay Grouping F and G as of the date the Eligible Employee's severance benefit is calculated shall be an amount equal to:

          (1)  Monthly Compensation multiplied by 1.5; plus

          (2) 4% of his or her Monthly Compensation multiplied by the number of full Months of Service which such Eligible Employee has completed as of the date of Termination.

     (c) Eligible Employee's age 40 and over shall be granted an additional age factor allowance. The additional age factor formula is equal to 2% multiplied by each year the Eligible Employee is age 40 and over. The formula is then multiplied by the Eligible Employee's Severance Pay as determined pursuant to Section 4.2(a) or Section 4.2(b), as appropriate, to calculate the additional age factor allowance. This allowance shall be added to the Eligible Employee's Severance Pay as provided in this Section 4.2.

     (d) LIMITATION ON SEVERANCE PAY. Notwithstanding anything in this Plan to the contrary, an Eligible Employee's Severance Pay shall not exceed two times such employee's annual compensation during the twelve-month period immediately preceding the employee's Termination date. For purposes of the preceding sentence, "annual compensation" shall mean W-2 compensation the total of all compensation, including, but not limited to, wages, salary and any other benefit of monetary value, whether paid in the form of cash or otherwise, which was paid as consideration for such Eligible Employee's service for an Employer during such twelve-month period which constitute "wages" for federal income tax purposes properly reported on the Eligible Employee's Federal Income Tax Withholding Statement (Form W-2), or which would have been so paid at such Eligible Employee's rate of compensation if he or she had worked a full year.

SECTION 4.3. PAYMENT OF SEVERANCE PAY Subject to Section 4.5., an Eligible Employee's Severance Pay shall be paid in installments commencing as soon as administratively practicable following the Eligible Employee's Termination. Severance Pay installments shall be completed with the 24 months following the Eligible Employees Termination. The installment is calculated by taking the amount of the Eligible Employees Severance Pay and dividing it by the amount of pay they would receive in their regular pay cycle. Severance Pay shall be reduced by withholdings and deductions required under all applicable federal, state and local or other laws or regulations and by other applicable reductions.

In the case of any person who while receiving Severance Pay becomes hired by an Employer or a non-participating affiliate of an Employer, Severance Pay shall be suspended as of the first pay period for which such person is scheduled to work.

In the case of any person who:

     (a) previously terminated employment with an Employer under circumstances entitling him or her to Severance Pay;

     (b) is hired by an Employer as a regular employee during the one-year period beginning on such person's Termination date; and

     (c) becomes entitled to Severance Pay again as a result of such person's subsequent termination of employment with an Employer.

          Such Eligible Employee's Severance Pay shall be determined based on his or her original date of hire by the Employer (adjusted for any period of time during which such person was not employed by an Employer) and shall be reduced by the amount of any Severance Pay already received by such Eligible Employee. For purposes of this paragraph "Employer" includes an Excluded Division or Facility.

In the case of any person who:

     (a) previously terminated employment with an Employer under circumstances entitling him or her to Severance Pay;

     (b) is hired by an Employer as a regular employee after the one-year period beginning on such person's Termination date; and

     (c) becomes entitled to Severance Pay again as a result of such person's subsequent termination of employment with an Employer.

          Such Eligible Employee's Severance Pay shall be determined taking into account only Months of Service since the date as of which he or she became rehired by an Employer. For purposes of this paragraph "Employer" includes an Excluded Division or Facility.

SECTION 4.4. SEVERANCE BENEFITS. Any Eligible Employee for whom a Termination occurs shall receive Severance Benefits following the date of his or her Termination as follows:

     (a) VACATION. An Eligible Employee shall be paid for all unused vacation time as of the date of Termination.

     (b) FLOATING HOLIDAYS. An Eligible Employee shall forfeit any unused floating holidays as of the date of Termination.

     (c) OTHER BENEFITS. An Eligible Employee may receive other benefits in accordance with the provisions of the applicable benefit program.

SECTION 4.5. FORFEITURE OF SEVERANCE PAY FOR CAUSE. If, after an Eligible Employee's Termination qualifying the Employee for Severance Pay as provided in
Section 4.2., the Employer discovers that the Eligible Employee engaged in conduct during his or her employment with the Employer which, if previously known to the Employer, would have provided a basis for a dismissal of the Eligible Employee for "cause" (as defined in Section 2.1. (n)(iii)), all installment payments of Severance Pay shall cease without prior notice to the Eligible Employee, and the Eligible Employee shall forfeit his or her right to further payments under the Plan.


                                    ARTICLE V

                             ADMINISTRATION OF PLAN


SECTION 5.1. GENERAL. The Plan shall be administered by the Plan Administrator. The Plan Administrator may delegate any of his or her administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Severance Pay and provision of Severance Benefits, to designated individuals or committees. The Company shall be the "administrator" and a "named fiduciary" under the Plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

SECTION 5.2. REGULATIONS. The Plan Administrator shall promulgate any rules and regulations which he or she deems necessary in order to carry out the purposes of the Plan or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall be final and binding on any employee or former employee of an Employer or any successor in interest of either.

SECTION 5.3. CLAIMS PROCEDURE. The Plan Administrator shall determine the rights of any employee or former employee of an Employer to any Severance Pay and Severance Benefits hereunder. The Plan Administrator has the sole and absolute power and authority to interpret and apply the provisions of this Plan to a particular circumstance, make all factual and legal determinations, construe uncertain or disputed terms and make eligibility and benefit determinations (including, without limitation, determining whether a Termination under the Plan has occurred) in such manner and to such extent as the Plan Administrator in his or her sole discretion may determine. Any employee or former employee of an Employer who believes that he or she is entitled to receive Severance Pay and Severance Benefits under the Plan, including Severance Pay and Severance Benefits other than those initially determined by the Plan Administrator, may file a claim in writing with the Plan Administrator. No later than 90 days after the receipt of the claim the Plan Administrator shall either allow or deny the claim in writing.

A denial of a claim, in whole or in part, shall be written in a manner calculated to be understood by the claimant and shall include:

     (a)  the specific reason or reasons for the denial;

     (b) specific reference to pertinent Plan provisions on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d)  an explanation of the claim review procedure.

A claimant whose claim is denied (or his or her duly authorized representative) may within 60 days after receipt of the denial of his or her claim:

     (a) request a review upon written application to the Administrative Committee or its designee;

     (b)  review pertinent documents; and

     (c)  submit issues and comments in writing.

The Administrative Committee, or its designee, shall notify the claimant of his or her decision on review within 60 days after receipt of a request for review unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. Notice of the decision on review shall be in writing. The Administrative Committee decision on review shall be final and binding on any claimant or any successor in interest.


                                   ARTICLE VI

                        AMENDMENT OR TERMINATION OF PLAN

Notwithstanding anything in the Plan to the contrary, the Company's Corporate Vice President of Human Resources or other designated officer of the Company shall have the right at any time, and without prior or other approval of any employee or former employee, and without prior notice, to change, modify, amend or terminate the Plan in any particular or particulars whatsoever. This right shall be unlimited, even if exercised in anticipation of specific action taken by the Company or a specific event upon which benefits would otherwise be provided under the Plan. All such changes, modifications, amendments or terminations may be retroactive to any date up to and including the Effective Date of this Plan, and shall be retroactive to such Effective Date unless other provisions are specifically made; provided, however, that no such amendment, modification, change or termination shall adversely affect any Severance Pay or Severance Benefit under the Plan previously paid, or payable to an Eligible Employee following a Termination that occurred prior to such amendment, modification, change or termination.

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.1. LIMITATION ON RIGHTS. The Plan is strictly a voluntary undertaking on the part of the Employers and shall not be deemed to constitute a contract between any Employer and any Eligible Employee. Participation in the Plan shall not give any Eligible Employee the right to be retained in the service of the Employer or any rights to any benefits whatsoever, except to the extent specifically set forth herein.

SECTION 7.2. HEADINGS. Headings of Articles and Sections in this instrument are for convenience only, and do not constitute any part of the Plan.

SECTION 7.3. SEVERABILITY. If any provision of this Plan or the rules and regulations made pursuant to the Plan are held to be invalid or illegal for any reason, such illegality or invalidity shall not affect the remaining portions of this Plan.

SECTION 7.4. GOVERNING LAW. The Plan shall be construed and enforced in accordance with ERISA and the laws of the State of California to the extent such laws are not preempted by ERISA.

SECTION 7.5. SUCCESSORS AND ASSIGNS. This Plan shall be binding upon and inure to the benefit of the Employers and their successors and assigns and shall be binding upon and inure to the benefit of an Eligible Employee and his or her legal representatives, heirs and assigns. No rights, obligations or liabilities of an Eligible Employee hereunder shall be assignable without the prior written consent of the Employer. In the event of the death of an Eligible Employee after Termination and prior to receipt of Severance Pay to which he or she is entitled hereunder, such Severance Pay shall be paid to his or her estate.

SECTION 7.6. ADMINISTRATION: The Plan shall be administrated on a Plan Year basis.


Executed this 1st day of April, 2000.


                                       EDWARDS LIFESCIENCES CORPORATION


                                       By: /s/ Robert C. Reindl
                                           ------------------------------------
                                       Its:  Corporate Vice President
                                            -----------------------------------
                                             Human Resources

                                    EXHIBIT A

EXCLUDED DIVISIONS OR FACILITIES

SPECIAL ADOPTION DATES